Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-256322

June 10, 2022

AMTD Digital Inc.

AMTD Digital Inc., or the Company, has filed a registration statement on Form F-1, including a prospectus, with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Investors should rely upon the prospectus and any relevant free writing prospectus for complete details of this offering. You may obtain these documents and other documents that the Company has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by contacting AMTD Global Markets Limited, at 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong, Attention: ECM Department, by calling +852 3163-3288, or via email: ibd.project.genesis3@amtdglobalmarkets.com, Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, U.S.A., Attention: Clifford A. Teller, by calling +1 (212) 895-3745, or via email: ecitarrella@maximgrp.com, or Livermore Holdings Limited, at Unit 1214A, 12/F, Tower II Cheung Sha Wan Plaza, 833 Cheung Sha Wan Road, Kowloon, Hong Kong, Attention: ECM Department, by calling +852 3704-9511, or via email: project@livermore.com.hk. You may also access the Company’s most recent prospectus dated June 10, 2022, which was included in Amendment No. 13 to the Company’s registration statement on Form F-1, as filed with the SEC via EDGAR on June 10, 2022, or Amendment No. 13, by visiting EDGAR on the SEC website at: https://www.sec.gov/Archives/edgar/data/1809691/000119312522171895/d943653df1a.htm.

This free writing prospectus reflects the following amendments that were made in Amendment No. 13. A substantial part of the changes in Amendment No. 13 reflects the inclusion of the Company’s consolidated financial results for the ten months ended February 28, 2022. All references to page numbers are to page numbers in Amendment No. 13.

(1) Amend the corporate structure diagram and the lead-in paragraph on pages 7 and 76 to read as follows:

The following diagram illustrates AMTD Digital Inc. and its subsidiaries and shareholders in our corporate structure as of the date of this prospectus.

AMTD Group Company Limited [1]
(British Virgin Islands)
Other shareholders
50.6%
49.4%
AMTD IDEA Group
(Cayman Islands)
Other shareholders
97.1%
2.9%
AMTD Digital Inc.
尚乘數字科技集團
(Cayman Islands)
100%
AMTD Digital Solutions Power Pte. Ltd.
(Singapore)
(Global Headquarters)
100%
AMTD Digital Financial Holdings Limited
尚乘數字金融控股有限公司
(British Virgin Islands)
100%
AMTD Digital Media Holdings Limited
尚乘數字媒體控股有限公司
(British Virgin Islands)
100%
AMTD Digital Investments Holdings Limited
尚乘數字投資控股有限公司
(British Virgin Islands)
100%
AMTD Digital Connectors Holdings Limited
尚乘數字網絡控股有限公司
(British Virgin Islands)
100%
AMTD Digital Solutions Pte. Ltd.
(Singapore)
100%
PolicyPal Group Limited
(British Virgin Islands)
51%
PolicyPal Pte. Ltd.
(Singapore)
49%
51%
Applaud Digital Solutions Pte. Ltd.
(Singapore)
100%
PolicyPal Tech Pte. Ltd.
(Singapore)
100%
BaoXian BaoBao Pte. Ltd.
(Singapore)
100%
AMTD Digital Media Limited
尚乘數字媒體有限公司
(Hong Kong)
100%
AMTD Digital Media Solutions Pte. Ltd.
(Singapore)
100%
AMTD Direct Investment I Limited
(British Virgin Islands)
100%
AMTD Biomedical Investment Limited
(British Virgin Islands)
100%
AMTD Investment Solutions Limited
(British Virgin Islands)
100%
AMTD Singapore Solidarity Fund Pte. Ltd.
(Singapore)
100%
AMTD Direct Investment III Limited
(British Virgin Islands)
100%
AMTD Principal Investment Solutions Group Limited
(British Virgin Islands)
100%
Digital Finance Media Limited
(Hong Kong)
85%
AMTD (Singapore) Group Holdings Ltd
(British Virgin Islands)
100%
AMTD Risk Solutions Limited
(British Virgin Islands)
100%
AMTD Digital Holdings Pte. Ltd.
(Singapore)
100%
AMTD Risk Solutions Group Limited
尚乘風險管理有限公司
(Hong Kong)
35.2%
Singa Digital Pte. Ltd. [2]
(Singapore)
100%
AMTD Solidarity Fund 1 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 2 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 3 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 4 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 5 Pte. Ltd.
(Singapore)

Notes:

(1)

AMTD Group Company Limited beneficially owns 50.6% of the issued and outstanding shares of AMTD IDEA Group by directly holding 39.5% and, through its subsidiaries including AMTD Assets Alpha Group and AMTD Education Group, indirectly holding 11.1%, of the issued and outstanding shares of AMTD IDEA Group.

(2)

As of the date of this prospectus, AMTD Digital Holdings Pte. Ltd. holds 100% issued share capital of Singa Digital Pte. Ltd. Subject to certain regulatory approval, the execution of shareholders’ agreement and capital injection by all consortium partners, AMTD Digital Holdings Pte. Ltd.’s shareholding will become 35.2%.

(2) Add a corporate structure diagram and a lead-in paragraph on pages 8 and 77 to read as follows to reflect the corporate structure upon the completion of the offering:

The following diagram illustrates AMTD Digital Inc. and its subsidiaries and shareholders in our corporate structure immediately after the completion of this offering, assuming that the underwriters do not exercise their option to purchase additional ADSs.

AMTD Group Company Limited (1)
(British Virgin Islands)
Other shareholders
50.6%
49.4%
Public shareholders
AMTD IDEA Group
(Cayman Islands)
Other shareholders
8.6%
88.7%
2.7%
AMTD Digital Inc.
尚乘數字科技集團
(Cayman Islands)
100%
AMTD Digital Solutions Power Pte. Ltd.
(Singapore)
(Global Headquarters)
100%
AMTD Digital Financial Holdings Limited
尚乘數字金融控股有限公司
(British Virgin Islands)
100%
AMTD Digital Media Holdings Limited
尚乘數字媒體控股有限公司
(British Virgin Islands)
100%
AMTD Digital Investments Holdings Limited
尚乘數字投資控股有限公司
(British Virgin Islands)
100%
AMTD Digital Connectors Holdings Limited
尚乘數字網絡控股有限公司
(British Virgin Islands)
100%
AMTD Digital Solutions Pte. Ltd.
(Singapore)
100%
PolicyPal Group Limited
(British Virgin Islands)
51%
PolicyPal Pte. Ltd.
(Singapore)
49%
51%
Applaud Digital Solutions Pte. Ltd.
(Singapore)
100%
PolicyPal Tech Pte. Ltd.
(Singapore)
100%
BaoXian BaoBao Pte. Ltd.
(Singapore)
85%
AMTD (Singapore) Group Holdings Ltd
(British Virgin Islands)
100%
AMTD Digital Holdings Pte. Ltd.
(Singapore)
35.2%
Singa Digital Pte. Ltd. (2)
(Singapore)
100%
AMTD Risk Solutions Limited
(British Virgin Islands)
100%
AMTD Risk Solutions Group Limited
尚乘風險管理有限公司
(Hong Kong)
100%
AMTD Digital Media Limited
尚乘數字媒體有限公司
(Hong Kong)
100%
AMTD Digital Media Solutions Pte. Ltd.
(Singapore)
100%
AMTD Direct Investment III Limited
(British Virgin Islands)
100%
Digital Finance Media Limited
(Hong Kong)
100%
AMTD Direct Investment I Limited
(British Virgin Islands)
100%
AMTD Biomedical Investment Limited
(British Virgin Islands)
100%
AMTD Investment Solutions Limited
(British Virgin Islands)
100%
AMTD Principal Investment Solutions Group Limited
(British Virgin Islands)
100%
AMTD Singapore Solidarity Fund Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 1 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 2 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 3 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 4 Pte. Ltd.
(Singapore)
100%
AMTD Solidarity Fund 5 Pte. Ltd.
(Singapore)

Notes:

(1)

AMTD Group Company Limited beneficially owns 50.6% of the issued and outstanding shares of AMTD IDEA Group by directly holding 39.5% and, through its subsidiaries including AMTD Assets Alpha Group and AMTD Education Group, indirectly holding 11.1%, of the issued and outstanding shares of AMTD IDEA Group.

(2)

As of the date of this prospectus, AMTD Digital Holdings Pte. Ltd. holds 100% issued share capital of Singa Digital Pte. Ltd. Subject to certain regulatory approval, the execution of shareholders’ agreement and capital injection by all consortium partners, AMTD Digital Holdings Pte. Ltd.’s shareholding will become 35.2%.

(3) Amend the paragraph under heading of “The Holding Foreign Companies Accountable Act” on pages 9–10 to read as follows:

We face risks relating to the lack of inspection from the Public Company Accounting Oversight Board (the “PCAOB”) on our auditor, which may cause our securities to be delisted from the NYSE or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years, or two consecutive years if proposed changes to the law, i.e. the Accelerating Holding Foreign Companies Accountable Act, are enacted, beginning in 2021. The delisting or the cessation of trading of our ADS, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor, who also serves as the auditor of AMTD IDEA Group, is identified by the PCAOB and is subject to the determination. The SEC conclusively listed AMTD IDEA Group as a Commission-Identified Issuer under the HFCAA in May 2022 following the filing of its annual report on Form 20-F for the fiscal year ended December 31, 2021, following which AMTD IDEA Group is required to satisfy certain additional disclosure requirements in its annual reports on Form 20-F under the HFCAA. Its ADSs will be delisted from the NYSE and prohibited from being traded over-the-counter in the United States if it has been identified so for two more consecutive years. If we do not use an auditor the PCAOB can inspect or fully investigate, we may be listed as a Commission-Identified Issuer under the HFCAA after we become a public company subject to the reporting obligation under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file our annual report on Form 20-F. After that, we will be required to satisfy additional disclosure requirements in our annual reports on Form 20-F, and our ADSs will be delisted from the NYSE and prohibited from being traded over-the-counter in the United States if we are identified as a Commission-Identified Issuer under the HFCAA for two three years. See “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections,” and “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or in 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

(4) Amend the paragraph under the heading of “Permissions Required from the PRC Authorities for Our Operations” on pages 10–11 to read as follows:

As of the date of this prospectus, we do not have any material operation or maintain any office or personnel in Mainland China. We have not collected, stored, or managed any personal information in Mainland China. In addition, we plan to emphasize Southeast Asia as our core future area of growth. As such, we believe that, based on the advice of Han Kun Law Offices, our PRC counsel, we are not required to obtain any permission from PRC authorities to operate and issue our ADSs to foreign investors as of the date of this prospectus, including permissions from the CSRC or CAC. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. See also “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of Mainland China, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” and “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—Uncertainties arising from the legal system in Mainland China, including uncertainties regarding the interpretation and enforcement of laws in Mainland China and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.”

(5) Amend the first bulleted paragraph on page 12 to read as follows:

•

As we do not currently have any material operation or maintain any office or personnel in Mainland China and have not collected, stored, or managed any personal information in Mainland China, we believe that, based on the advice of Han Kun Law Offices, our PRC counsel, we are not required to obtain any permission from PRC authorities to operate and issue our ADSs to foreign investors as of the date of this prospectus, including permissions requirements from the CSRC or CAC. However if (i) we inadvertently concluded that certain permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

(6) Amend the last bulleted paragraph on page 12 to read as follows:

•

You may experience difficulties in effecting service of process, enforcing foreign judgments, or bringing actions against us or our directors and officers named in this prospectus based on foreign laws. We are a company incorporated under the laws of the Cayman Islands, and most of our directors and executive officers reside in Hong Kong while none of them reside in Mainland China. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon these individuals or to bring an original action against us or our directors and executive officers in the United States or in a court in the Cayman Islands or Hong Kong in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise, including those based on the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore, Hong Kong or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

(7) Amend the fourth bulleted paragraph on page 15 to read as follows:

•	“China” or “PRC” refers to the People’s Republic of China, including Hong Kong and Macau Special Administrative Region and excluding, for the purpose of this prospectus only, Taiwan region;

(8) Amend the risk factor under the heading of “Uncertainties arising from the legal system in Mainland China, including uncertainties regarding the interpretation and enforcement of laws in Mainland China and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless” on pages 23–24 to read as follows:

We may be affected directly or indirectly by laws and regulations in Mainland China. The legal system in Mainland China is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases may be cited for reference but have less precedential value. The laws, regulations, and legal requirements in China are quickly evolving and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to you and us. In addition, we cannot predict the effect of future developments in the legal system in Mainland China, particularly with regard to new economies, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Furthermore, the legal system in Mainland China is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.

New laws and regulations may be enacted from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future laws and regulations in Mainland China applicable to our businesses. In particular, the PRC government authorities may continue to promulgate new laws, regulations, rules and guidelines governing new economy companies with respect to a wide range of issues, such as intellectual property, unfair competition and antitrust, privacy and data protection, and other matters. Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, subject us to liabilities or administrative penalties, or materially and adversely affect our business, financial condition, results of operations, and the value of the ADSs.

(9) Amend the first paragraph on page 28 to read as follows:

As of the date of this prospectus, we do not have any material operation or maintain any office or personnel in Mainland China. We have not collected, stored, or managed any personal information in Mainland China. In addition, we plan to emphasize Southeast Asia as our core future area of growth. As such, we believe that, based on the advice of Han Kun Law Offices, our PRC counsel, we are not required to obtain any permission from PRC authorities to operate and issue our ADSs to foreign investors as of the date of this prospectus, including permissions from the CSRC or CAC. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. See also “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of Mainland China, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” and “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—Uncertainties arising from the legal system in Mainland China, including uncertainties regarding the interpretation and enforcement of laws in Mainland China and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.”

(10) Amend the last risk factor on page 59 to read as follows:

You may experience difficulties in effecting service of process, enforcing foreign judgments, or bringing actions against us or our directors and officers named in this prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. Substantially all of our directors and executive officers reside in Hong Kong, and none of them reside in Mainland China. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon these individuals or to bring an original action against us or against them in the United States or in a court in the Cayman Islands or Hong Kong in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise, including those based on the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore, Hong Kong or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, Singapore, and Hong Kong, see “Enforceability of Civil Liabilities.”

(11) Amend the second paragraph on page 71 to read as follows:

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of Hong Kong, and all or a substantial portion of their assets are located outside the United States. None of them are residents or nationals in Mainland China. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, to bring an original action in a court in the Cayman Islands or Hong Kong to enforce liabilities against our directors and executive officers based on U.S. federal securities laws, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

(12) Amend the last paragraph on page 72 to read as follows:

Justin Chow & Co. Solicitors LLP, our counsel with respect to Hong Kong law, has advised us that judgment of United States courts against us or against our directors or executive officers residing in Hong Kong, including those based on the civil liability provisions of the U.S. federal securities laws, will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

(13) Amend the ownership table and footnotes on pages 199–200 to read as follows:

	Ordinary Shares Beneficially Owned Prior to The Offerings				Ordinary Shares Beneficially Owned Immediately After The Offerings***
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††
Directors and Executive Officers:**
Timothy Wai Cheung Tong	—	—	—	—	—	—	—	—
Nimil Rajnikant Parekh(1)	—	*	*	*	—	*	*	*
Frederic Lau	—	—	—	—	—	—	—	—
Mark Chi Hang Lo	—	—	—	—	—	—	—	—
Xavier Ho Sum Zee	—	—	—	—	—	—	—	—
All directors and executive officers as a group	—	28,565	0.0	0.0	—	28,565	0.0	0.0
Principal Shareholder:
AMTD IDEA Group(2)	—	65,650,000	97.1	99.9	—	65,650,000	88.7	99.4

Notes:

*	Less than 1% of our total ordinary shares on an as-converted basis outstanding as of the date of this prospectus.
**	Except as indicated otherwise below, the business address of our directors and executive officers is 25/F, Nexxus Building, 41 Connaught Road Central, Hong Kong.
***

After giving effect to the issuance and sale of 6,400,000 Class A ordinary shares in the form of ADSs by us in this offering, assuming the underwriters do not exercise their option to purchase additional ADSs.

†

For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus. The total number of ordinary shares outstanding as of the date of this prospectus is 67,618,142. The total number of ordinary shares outstanding after the completion of this offering will be 74,018,142, including 6,400,000 Class A ordinary shares to be sold by us in this offering in the form of ADSs, assuming the underwriters do not exercise their option to purchase additional ADSs.

††

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class B ordinary shares is entitled to twenty votes per share, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)	The business address of Nimil Rajnikant Parekh is 138 Cecil Street, #13-02 Cecil Court, Singapore 069538.
(2)

Represents 65,650,000 Class B ordinary shares held by AMTD IDEA Group, a Cayman Islands company whose registered address is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. On February 23, 2022, 41,448,000 Class A ordinary shares held by AMTD IDEA Group were returned and canceled, and we issued the same number of Class B ordinary shares to AMTD IDEA Group. The board of directors of AMTD IDEA Group consists of Dr. Feridun Hamdullahpur, Dr. Timothy Tong, Dr. Annie Koh, Marcellus Wong, and Raymond Yung. AMTD IDEA Group is dual-listed on the NYSE and SGX, and is 50.6% owned by AMTD Group Company Limited, whose registered address is at the offices of Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Infinity Power Investments Limited, which is wholly-owned by Dr. Calvin Choi, holds 32.5% of the issued and outstanding shares of AMTD Group Company Limited and is its largest shareholder. The registered address of Infinity Power Investments Limited is at the offices of Vistra Corporate Services Center, Wickham Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The board of directors of AMTD Group Company Limited consists of Dr. Calvin Choi, Marcellus Wong, Yu Gao, and Dr. Feridun Hamdullahpur.

(14) Add a new paragraph as the last paragraph on page 212 to read as follows:

On February 23, 2022, 41,448,000 Class A ordinary shares held by AMTD IDEA Group were returned and canceled, and we issued the same number of Class B ordinary shares to AMTD IDEA Group.

(15) Amend footnote (iv) on page F-72 to read as follows:

On February 23, 2022, 41,448,000 Class A ordinary shares of the Company held by AMTD IDEA Group were returned and canceled with 41,448,000 Class B ordinary shares issued to AMTD IDEA Group.

(16) File a consent of Han Kun Law Offices as exhibit 23.5.